Exhibit 10.29

DTZ JERSEY HOLDINGS LIMITED

OFFER TO AMEND

CERTAIN OUTSTANDING STOCK OPTIONS

The Offer to Amend will expire at 11:59 PM, Eastern Standard Time,

on January 31, 2018, unless extended.

☐	I hereby elect to amend my eligible options.

☐	I hereby elect NOT to amend my eligible options.

☐	I hereby elect to withdraw my previously submitted election to amend my eligible options, which I understand means that my eligible options will NOT be amended.

By signing below I acknowledge and agree that I have read and understood the documents delivered to me in connection with the Offer to Amend. Sign and date this form and timely submit it via e-mail (via PDF or similar imaged document file), registered mail, Federal Express or UPS to:

Melissa Kearney

Manager of Executive Compensation, Global Compensation & Benefits

225 West Wacker Drive

Chicago, IL 60606 | USA

Tel. 312-424-8161

melissa.a.kearney@cushwake.com

By signing below I acknowledge and agree that I will be deemed to have executed the Amended Option Grant Agreement with respect to my eligible options, and that from and after the date hereof, subject to the Company accepting my election, these options will be governed by the terms of the Amended Option Grant Agreement and not the original grant agreement pursuant to which award was made.

Signed on , 201 by
(insert date)	(print name)

(sign here)

Accepted on behalf of DTZ Jersey Holdings Limited:
Scott Fuller, SVP, HR

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